Exhibit A-1
QUESTAR REGULATED SERVICES COMPANY
CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2000
(Unaudited)

                                    Consolidated
                                       Questar                  Total Before   Questar      Questar     Questar     Questar
                                      Regulated      Interco.     Interco.       Gas        Pipeline    Energy     Regulated
                                    Services Co.   Transactions Transactions     Co.          Co.       Services  Services Co.
                                                                            (In Thousands)
REVENUES
  From unaffiliated customers            $578,130                  $578,130      $531,988     $42,500      $3,642
  From affiliated companies                 7,483      ($74,150)     81,633         4,774      76,576                    $283
    TOTAL REVENUES                        585,613       (74,150)    659,763       536,762     119,076       3,642         283

OPERATING EXPENSES
  Cost of natural gas and
     other products sold                  262,704       (73,742)    336,446       334,193                   2,253
  Operating and maintenance               146,507          (408)    146,915       101,486      43,761       1,668
  Depreciation and amortization            49,876                    49,876        34,450      15,391          35
  Other taxes                              13,319                    13,319        10,213       3,071          35
    TOTAL OPERATING EXPENSES              472,406       (74,150)    546,556       480,342      62,223       3,991

    OPERATING INCOME (LOSS)               113,207                   113,207        56,420      56,853        (349)        283

INTEREST AND OTHER INCOME                   6,047                     6,047         1,673       3,025       1,350          (1)
INCOME OF UNCONSOLIDATED
    AFFILIATES                              1,220                     1,220                     1,220
DEBT EXPENSE                              (39,347)                  (39,347)      (21,041)    (17,584)       (722)

    INCOME BEFORE INCOME TAXES             81,127                    81,127        37,052      43,514         279         282

INCOME TAX EXPENSE                         26,795                    26,795        12,889      13,689         110         107

    NET INCOME                            $54,332                   $54,332       $24,163     $29,825        $169        $175

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Exhibit A-2
QUESTAR REGULATED SERVICES COMPANY
STATEMENT OF COMMON SHAREHOLDER'S EQUITY
(Unaudited)

                                                                 Additional
                                    Common Stock                  Paid-in      Retained
                                       Shares         Amount      Capital      Earnings
                                   (Dollars In Thousands)
Balances at January 1, 1998 (1)               100                  $400,735        13,420
  1998 net income                                                                 $55,390
  Common stock dividends                                                          (43,500)
Balances at December 31, 1998                 100                  $400,735        25,310
  1999 net income                                                                  11,079
  Equity investment                                                  40,000
  Transfer of Questar Energy Services
    from Questar Market Resources to
    Questar Regulated Services                                                     (1,905)
  Common stock dividends                                                          (44,500)
Balances at December 31, 1999                 100                  $440,735      ($10,016)
  2000 net income                                                                  54,332
  Equity investment                                                  62,000
  Common stock dividends                                                          (45,000)
Balances at December 31, 2000                 100                  $502,735         ($684)

(1) Questar Regulated Services Co. has 1 million shares of $.01 par value stock authorized and issued 100 shares November 22, 1996 to its parent company, Questar Corporation.

Exhibit A-3
QUESTAR REGULATED SERVICES COMPANY
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2000
(Unaudited)

                                       Questar
                                      Regulated      Interco.     Questar                   Questar     Questar
                                      Services        Trans-     Regulated     Questar      Pipeline     Energy
                                    Consolidated     actions    Services Co.   Gas Co.        Co.       Services
                                                                                (In Thousands)
CURRENT ASSETS

  Cash and cash equivalents                $2,663                       $69          $882      $1,855       ($143)
  Notes receivable from Questar
     Corporation                           23,900                     3,200                    20,700
  Accounts and notes receivable           139,005       ($4,718)      3,991       115,101      11,602      13,029
  Federal income taxes receivable           4,387                      (709)        5,019          65          12
  Inventories                              28,262                                  25,986       2,276
  Prepaid expenses and other                1,632                       325           773         477          57
  Purchased gas adjustment                 35,565                                  35,565
   TOTAL CURRENT ASSETS                   235,414        (4,718)      6,876       183,326      36,975      12,955

PROPERTY, PLANT AND EQUIPMENT           1,804,372                     5,002     1,067,362     731,246         762
  Less allowances for
     depreciation and amortization        693,575                     2,990       447,496     243,006          83
    NET PROPERTY, PLANT AND
      EQUIPMENT                         1,110,797                     2,012       619,866     488,240         679

INVESTMENT IN UNCONSOLIDATED
  AFFILIATES                               19,088      (500,085)    500,085                    19,088
OTHER ASSETS                               48,426                     4,859        27,134      16,428           5

                                       $1,413,725     ($504,803)   $513,832      $830,326    $560,731     $13,639

CURRENT LIABILITIES

  Notes payable to Questar
     Corporation                         $117,600                                $105,600                 $12,000
  Accounts payable and accrued
     expenses                             139,187       ($4,718)    $13,412       123,098       6,333       1,062
  Interest payable                          6,208                                   4,583       1,625
  Other taxes payable                      10,767                       105         8,502       2,145          15
  Deferred income taxes                    13,515                                  13,515
     TOTAL CURRENT LIABILITIES            287,277        (4,718)     13,517       255,298      10,103      13,077
LONG-TERM DEBT, less current
   portion                                470,020                                 225,000     245,020
OTHER LIABILITIES                           8,364                       393           507       7,231         233
DEFERRED INVESTMENT TAX CREDITS             5,262                                   5,250          12
DEFERRED INCOME TAXES                     140,751                    (2,129)       93,730      62,729         (64)

COMMON SHAREHOLDER'S EQUITY
  Common stock                                          (29,525)                   22,974       6,551
  Additional paid-in capital              502,735      (225,910)    502,735        81,875     142,034       2,001
  Retained earnings (deficit)                (684)     (244,650)       (684)      159,207      87,051      (1,608)
    TOTAL COMMON SHAREHOLDER'S
       EQUITY                             502,051      (500,085)    502,051       264,056     235,636         393

                                       $1,413,725     ($504,803)   $513,832      $830,326    $560,731     $13,639

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